EXHIBIT 99.1

Evans Bancorp, Inc. Announces Closing of Partial Exercise of Overallotment Option

HAMBURG, N.Y., Jan. 25, 2017 – Evans Bancorp, Inc. (NYSE MKT: EVBN) (the “Company”), a community financial services company serving Western New York, today announced that it has completed the sale of an additional 40,000 shares of its common stock, pursuant to the partial exercise of the overallotment option granted to the underwriters in connection with the Company’s recently completed public offering of 400,000 shares at $35.00 per share. The partial exercise of the underwriters’ overallotment option resulted in additional gross proceeds of $1.4 million, bringing total gross proceeds to approximately $15.4 million. The total number of shares sold in the offering, including the shares from the overallotment option, were 440,000.

Sandler O’Neill + Partners, L.P. served as the sole book-running manager for the offering and Hovde Group, LLC served as co-manager for the offering. The shares were issued pursuant to a prospectus supplement and prospectus filed as part of an effective shelf registration statement with the Securities and Exchange Commission (the “SEC”) on Form S-3 (File No. 333-210443).

The Company expects to use the net proceeds of this offering to support organic growth and other general corporate purposes, including contributing capital to its banking subsidiary, Evans Bank, National Association.

Additional Information Regarding the Offering

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Company has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Prospective investors, including current shareholders interested in participating in the offering, should read the prospectus in that registration statement, the prospectus supplement and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. Investors may obtain copies of the prospectus supplement and accompanying base prospectus relating to the offering without charge by visiting the SEC’s website at www.sec.gov, or from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, or by phone at 1-866-805-4128, or Hovde Group, LLC, 120 W. Madison St., Suite 1200 | Chicago, IL 60602, Attn: Syndicate Department, or by phone at 1-866-971-0961.

About Evans Bancorp, Inc.

Evans Bancorp, Inc. is a financial holding company and the parent company for Evans Bank, National Association, a commercial bank with $1.08 billion in assets and $898.0 million in deposits. Founded in 1920, Evans Bank is a full service community bank, with 14 branches, providing comprehensive financial services to consumer, business and municipal customers throughout Western New York. Evans Bancorp’s wholly-owned insurance subsidiary, The Evans Agency, LLC, provides property and casualty insurance through seven insurance offices in the Western New York region. Evans Investment Services provides non-deposit investment products, such as annuities and mutual funds.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Evans Bancorp to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies. These risks and uncertainties are more fully described in Evans Bancorp’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Evans Bancorp undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

For More Information Contact: John Connerton Executive Vice President and Chief Financial Officer Evans Bank Phone: (716) 926-2023 Email: jconner@evansbank.com	or: Deborah K. Pawlowski Kei Advisors, LLC Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com